UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

ANALYTICA BIO-ENERGY CORP.

(Exact name of small business issuer as specified in its charter)

Delaware                   333-127170                                     98-0476582

  (State or other Jurisdiction         (Commission File Number)           (IRS Employer Identification

of incorporation)                                                                     Number)

1896 Stoneybrook Court

Mississauga, Ontario, CANADA L5L 3W2

(Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2013, the Company announced that they had put forth a Letter of Intent with The World Buddhism Associations to build a Chinese Culture Theme Park. The proposed facility is designed to accommodate and service up to 100,000 plus visitors daily.  The Analytica Bio-Energy water treatment plant is scheduled to commence implementation in early 2014.

The total budget for the project is estimated at 33 million USD, including a reservoir, water treatment center, pipes and water channels, aeration, detoxification, and purification.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits

Exhibit                               Description

10.1

News release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2013                                                   Analytica Bio - Energy Corp.

                                                                                                         /S/

                                                                                          ____________________

                                                                                             Luiz A. Brasil, CEO